SECOND AMENDMENT


     SECOND AMENDMENT dated November 15, 2000 (the "Second Amendment") to the Securities Purchase Agreement dated April 14, 2000 (the "Purchase Agreement") and related Transaction Documents (as defined in the Purchase Agreement) between World Wide Wireless Communications, Inc. (the "Company") and each of: Esquire Trading & Finance, Inc. ("Esquire"), Amro International, S.A. ("Amro"), Celeste Trust Reg. ("Celeste"), The Endeavour Capital Investment Fund, S.A. ("Endeavour"), Nesher, Ltd. ("Nesher"), The Keshet Fund, L.P. ("Keshet Fund") Talbiya B. Investments, Ltd. ("Talbiya"), and Keshet, L.P. ("Keshet"). Esquire, Amro, Celeste, Endeavour, Keshet Fund, Talbiya and Keshet are each referred to herein as a "Purchaser." All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement. The Transaction Documents have been previously amended by an amendment among the Purchasers and the Company dated August 10, 2000 (the "Amendment").

     WHEREAS, the Purchasers desire to continue their investment in the Company as contemplated by the Purchase Agreement as amended hereby;

     WHEREAS, the Company seeks (i) additional time to perform certain obligations under the Transaction Documents, (ii) modification of certain terms and conditions of the Transaction Documents, and (iii) to gain the Purchasers' waivers of defaults and breaches with respect to the Company's failure to perform its obligations under the Transaction Documents in effect prior to the Second Amendment Closing Date;

     WHEREAS, the Company, as an inducement to the Purchasers to agree to the terms contained herein, has offered to increase the Principal Amount of the Debentures held by the Purchasers and issue additional restricted Common Stock to the Purchasers; and

     WHEREAS, the Purchasers agree to amend the Transaction Documents in accordance with the Company's requests and agree to waive any breach by the Company occurring prior to the Second Amendment Closing Date;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Company and each Purchaser hereby restate their respective representations, warranties and covenants as contained in the Transaction Documents as of the date hereof, agree the following terms and conditions and agree to amend the Transaction Documents as follows:

1 In consideration of their entering this Second Amendment, the Company shall issue and deliver four million restricted shares of Common Stock (the "Amended Shares") to the Purchasers in the amounts listed next to each Purchaser's name on Amended Schedule 2 attached hereto. Such Amended Shares shall be included in the shares to be registered by the Company pursuant to the Registration Rights Agreement and shall be deemed

     "Registrable Securities" for all purposes under the Transaction Documents. The Company represents and warrants that such Amended Shares have been duly authorized, and when issued in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances, security interests, charges and rights of first refusal of any kind except as may be imposed by the restricting legend attached to said shares prior to their registration.

2 On the Second Amendment Closing Date, the Company shall issue and deliver to each Purchaser a new Debenture certificate (in the Principal Amount identified on Amended Schedule 2 attached hereto) reflecting the amendments identified in Paragraphs 6 and 7 below with an Original Issue Date (as defined therein) of April 14, 2000. Within 15 days of the Second Amendment Closing Date, each Purchaser shall return to the Company its Initial Shares and any shares acquired by exercise of the Initial Warrants previously issued to it by the Company pursuant to Article 1.2 of the Purchase Agreement. The aggregate number of shares thus returned to the Company in this manner will be 760,000.

3 The Amendment and this Second Amendment shall each be deemed, for all purposes, to be a "Transaction Document" as defined in the Securities Purchase Agreement.

4 The definitions of "Effectiveness Date" and "Filing Date" in the Registration Rights Agreement are hereby deleted and replaced with:

          "Effectiveness Date" means May 15, 2001.

          "Filing Date" means December 15, 2000.

     Each Purchaser hereby waives any remedies which may have accrued in favor of such Purchaser against the Company or its officers, directors or agents as a result of the Company's failure to comply, prior to the Second Amendment Closing Date, with the provisions of Sections 3(a), 3(b) and 7(e)(A) of the Registration Rights Agreement. Notwithstanding the foregoing, if the Company fails to comply with the provisions of Sections 3(a), 3(b) and 7(e)(A) by the amended Effectiveness Date, (i) such waiver shall be of no further force and effect, and (ii) all the rights and remedies available to the Purchasers shall be based upon the unamended Effectiveness Date (August 14th, 2000).

5 The Company shall hold a shareholders' meeting no later than March 1, 2001 to obtain shareholder approval of the Company's agreement under the Transaction Documents to reserve authorized Common Stock in a number of shares no less than the sum of (a) 200% of the amount issuable to the Purchasers under the Debentures and (b) 100% of the amount issuable under the Warrants. Where shareholder approval is required, the Company and its officers and directors agree to use their best efforts to secure such approval. By letter agreement attached hereto as Exhibit A, certain of the Company's officers and directors have agreed to vote their shares in favor of this requirement. The

     Company's failure to comply with the provisions of this Section 5 shall be deemed an event of default under the Debentures.

6 Paragraph 4(c)(i) of the Debentures shall be amended and restated as follows:

          "The conversion price for the Debentures (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (A) $.64 (the "Fixed Conversion Price") and (B) an amount equal to 85% of the average Per Share Market Value for the five (5) consecutive Trading Days immediately prior to the Conversion Date subject to the following provisions:

               (a) in any Conversion Notice, a Holder may specify a Conversion Price higher than the Conversion Price then in effect;

               (b) if during any period (a "Black-out Period"), a Holder is unable to trade immediately any Common Stock issued or issuable upon conversion of Debentures due to the postponement of filing, or delay or suspension of effectiveness of a registration statement, or because the Company has otherwise informed such Holder that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock, such Holder shall have the option, but not the obligation, of using the Conversion Price applicable on any Conversion Date within ten Trading Days following the expiration of the Black-out Period, or of using any Price selected by such Holder that would have been applicable on any hypothetical Conversion Date earlier in the Black-out Period or within the ten Trading Days thereafter; and

               (c) in no event shall the Conversion Price be below the Floor Price. "Floor Price" shall mean the Fixed Conversion Price for the period beginning on October 1, 2000 and ending on October 14, 2000, $0.50 from the period beginning on October 14, 2000 and ending on May 30, 2001, and zero thereafter.

          Notwithstanding the foregoing, if the Company's aggregate revenues for the last three quarters of the year 2000 and the first quarter of the year 2001, based on the company's audited financial statements for the year 2000 and the unaudited statement for the first quarter of the year 2000, are less than $13.5 million, then from and after May 14, 2001 the Floor price shall be zero. Such revenues shall be presumed to be less than $13.5 million in the event the Company fails to provide the Purchasers with the audited statement for the year 2000 and the unaudited statement for the first quarter of 2001 by May 14, 2001.

7    Paragraph 4B is hereby added to the Debenture:

     "4B. Redemption at the Company's Election.

     (a) At any time the Per Share Market Value of the Common Stock is less than $1.00, as long as the Company has not received a Conversion Notice from the holder and has not materially breached any of the material representations, warranties, and covenants contained herein or in any related agreements, the Company shall have the right, subject to the terms and conditions below, in its sole discretion, to redeem ("Redemption at Company's Election"), from time to time, any or all of the Debentures; provided the Company shall first provide five (5) days advance written notice as provided in subparagraph 4B(a)(ii) below. If the Company elects to redeem some, but not all, of the Debentures, the Company shall redeem a pro rata amount, based upon current holdings, from each holder of the Debentures. If the Company fails to complete a Redemption at Company's Election, the Company's right to that and any other such further redemption is forfeited.

               (i) Redemption Price At Company's Election. The "Redemption Price at Company's Election" shall be calculated as 120% of the Principal Amount of, and 100% of the unpaid interest accrued on, the Debentures being redeemed pursuant to this Section 5(a). Each holder shall be entitled to a pro-rated portion of the Redemption Price at Company's Election determined by the Principal Amount of Debentures held by such holder as a percentage of the aggregate Principal Amount of all Debentures outstanding as of the date the Company dispatches the notice pursuant to clause 4B(ii), below.

               (ii) Mechanics of Redemption at Company's Election. The Company shall effect a redemption by giving five (5) days prior written notice ("Notice of Redemption at Company's Election"), to all holders of the Debentures at the address listed next to such holders names on
          Schedule 2 attached to the Second Amendment between the Company and the Purchasers named therein dated November 15, 2000 (or such other address which has been notified to the Company in writing), which Notice of Redemption at Company's Election shall be deemed to have been delivered three (3) business days after the Company's mailing (by overnight or two (2) day courier, with a copy by facsimile) of such Notice of Redemption at Company's Election. Such Notice of Redemption at Company's Election shall indicate:

               (1) the total Principal Amount of Debentures to be redeemed, which amount shall not be less than $1,000,000.00;

               (2) the prorated amount of such Holder's Debentures being redeemed;

               (3) the date which such redemption is to become effective (the "Date of Redemption At Company's Election"), which date shall be no more than 5

               Business Days after the date of the Company's dispatch of the Notice of Redemption at Company's Election;

               (4) the Holder's pro-rata share of the Redemption Price At Company's Election; and

               (5) shall be accompanied by certificate executed by an officer of the Company confirming the availability of immediately available funds in respect of the redemption as required by paragraph (b) below.

               Notwithstanding the above, a Holder may convert into Common Stock, prior to the close of business on the Date of Redemption at Company's Election, any Debentures which it is otherwise entitled to convert, including Debentures that have been selected for Redemption at Company's Election pursuant to this Section 4B.

     (b) Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Notice of Redemption at Company's Election and begin the redemption procedure under this Section 4B unless it has, in legally available funds:

               (i) the full amount of the redemption price in cash or cash equivalents, available in a demand or other immediately available account in a bank or similar financial institution; or

               (ii) immediately available credit facilities, in the full amount of the redemption price with a bank or similar financial institution; or

               (iii) a combination of the items set forth in (i) and (ii) above, aggregating the full amount of the aggregate redemption price.

     (c) Payment of Redemption Price. Each holder shall, upon receipt of such holder's prorated amount of the Redemption Price at Company's Election, deliver its Debenture to the Company, and, if the Company has not redeemed the total outstanding Principal Amount of such Debenture, the Company shall issue a new Debenture reflecting any unredeemed Principal Amount.

     (d) Failure to Redeem. If the Company sends a Notice of Redemption at Company's Election and fails to completely redeem Debentures in accordance with such notice, the Company shall thereby forfeit its right to redemption under the instant notice and the Company shall lose the right to issue any additional Notice of Redemption at Company's Election."

8 Subject to the Company's performance of its obligations under the Transaction Documents as amended hereby, and the accuracy of the Company's representations and warranties made as of the Second Amendment Closing Date, the Purchasers, the agents, officers, directors, employees and assigns hereby release, waive and covenant not to sue the Company or any of its directors, officers, employees or agents in connection with any and all direct liability of the Company arising out of or related to the Transaction Documents for any act or omission which may have occurred at any time prior to the execution of this Second Amendment.

9 The Company shall pay the reasonable fees and expenses of Stroock & Stroock & Lavan, counsel for the Purchasers, in connection with the negotiation and performance of this Second Amendment.

10 As a condition precedent to the obligations of the Purchasers under this Second Amendment, the Company shall have delivered to the Purchasers opinions from outside counsel to the Company addressed to the Purchasers, in form and substance satisfactory to the Purchasers, opining as to (i) the Company's authority to execute and deliver this Second Amendment, (ii) the enforceability of this Second Amendment, (iii) the continued enforceability of the Transaction Documents (as amended hereby) to which the Company is a party, and (iv) such other customary legal matters as the Purchasers shall request.

     All provisions of the Transaction Documents as amended by the Amendment remain in full force and effect, except as explicitly amended hereby. This Second Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized persons as of the date first indicated above.


                                       WORLD WIDE WIRELESS
                                       COMMUNICATIONS, INC.


                                       By:____________________________________
                                          Name:
                                          Title:


                                       ESQUIRE TRADING & FINANCE, INC.


                                       By:____________________________________
                                          Name:
                                          Title:


                                       AMRO INTERNATIONAL, S.A.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       CELESTE TRUST REG.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       THE ENDEAVOUR CAPITAL INVESTMENT
                                       FUND, S.A.

                                            By: Endeavour Management, Inc.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                       THE KESHET FUND, L.P.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       KESHET, L.P.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       NESHER, LTD.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       TALBIYA B. INVESTMENTS LTD.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                            AMENDED SCHEDULE 2
                                            ------------------

                    Schedule 2: Securities Issuance Upon the Second Amendment Closing Date
                    ----------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                  Increase in Principal         Number of           Principal Amount
Name of Purchaser      Address of Purchaser         Amount Debentures      Consideration Shares    of Debenture to be
-----------------      --------------------       ---------------------    --------------------    -------------------
                                                                             to be Issued              Issued
                                                                             -------------             ------
------------------------------------------------------------------------------------------------------------------------
Esquire Trading &     Schutzengelstrasse 36              $412,000                 640,000            $1,080,000
Finance Inc.          Baar, Switzerland
                      CH6342
                      Fax No.: 041-7601031

Amro                  c/o Ultra Finance Ltd.             $900,000               1,428,000            $2,400,000
International S.A.    Grossmuenster Platz 26,
                      P.O. Box 4401
                      Zurich, Switzerland
                      CH8022

Celeste Trust Reg.    c/o Trevisa-Treuhand-              $356,000                 559,200              $940,000
                      Ansalt
                      Landstrasse 8
                      9496 Furstentums
                      Balzers, Liechtenstien

The Endeavour         Cumberland House, #27              $300,000                 892,857            $1,500,000
Capital Investment    Cumberland Street, P.O.
Fund, S.A.            Box N-10818, Nassau,
                      New Providence, The
                      Bahamas
                      Fax No.: 972-2-500-
                      3318/9

Nesher, Ltd.          c/o Ragnall House                   $28,000                  83,200              $140,000
                      18 Peel Road
                      Douglas, Isle of Man
                      1M1 4L2, United
                      Kingdom

Keshet, L.P.          Seameadow House                     $70,000                 208,333              $350,000
                      BlackBurn Highway
                      P.O. Box 173
                      Road Town, Tortola
                      British Virgin Islands

The Keshet Fund,      c/o KCM, LLC                        $42,000                 125,000              $210,000
L.P.                  135 W. 50th Street
                      Suite 1700
                      New York, NY  10020
Talbiya B.            Ragnall House, 18 Peel              $20,000                  59,523              $100,000
Investments Ltd.      Road, Douglas, Isle of
                      Man IM1 4LZ

      Total:                                           $2,128,000               3,996,113            $6,720,000
                                                        =========               =========            ==========

------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT A
                                    ---------

                            SHAREHOLDER UNDERTAKING(1)


     SHAREHOLDER UNDERTAKING dated November __, 2000 (the "Undertaking"), by _______________, ___________________, ___________________, ____________________,
_______________________[...] (each a "Shareholder," and collectively the "Shareholders") pursuant to Paragraph 5 of the Second Amendment dated November __, 2000 between World Wide Wireless Communications, Inc. and the Purchasers named therein.

     WHEREAS, the undersigned Shareholders shall personally benefit from the Company's entering into the Second Amendment; and

     WHEREAS, the Company's achievement of such benefits is contingent on, among other things, the satisfaction of the conditions expressed in Paragraph 5 of the Second Amendment;

     NOW, THEREFORE, in consideration of the Purchasers entering into the Second Amendment with the Company, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the undersigned Shareholders certify and agree:

     1. Representations of Shareholders. Each Shareholder represents that (a) he is the holder and/or beneficial owner of the number of shares (the "Shares") of common stock, par value $.[__] per share (the "Common Stock"), of World Wide Wireless Communications, Inc., set forth opposite his name on the signature page below, with sole and exclusive power to vote such shares, and (b) he has full power and authority to execute, deliver and carry out this Undertaking.

     2. Agreement to Vote Shares. Each Shareholder shall vote, or cause to be voted, all such Shareholder's Shares, and any shares of Common Stock hereafter acquired, whether upon the exercise of options or otherwise, at any meeting of the shareholders of the Company called to vote thereon or at any adjournment thereof, in favor of the reserve of authorized Common Stock expressed in Paragraph 5 of the Second Amendment attached hereto, such reserve to be maintained at all times in an amount not less than the sum of (a) 200% of the amount issuable to the Purchasers under the Debentures and (b) 100% of the amount issuable under the Warrants.

     3. Agreement Not to Transfer Shares. No Shareholder shall during the term of this Undertaking voluntarily sell, assign or otherwise dispose of any of such Shareholder's Shares, or any shares of Common Stock hereafter acquired, or enter into any agreement with respect to any such sale, assignment or other disposition to any person who has not: i) certified, in form satisfactory to the Purchasers, that they, as a transferee, have the power to sell, assign or dispose of the shares, and ii) executed, in form satisfactory to the Purchasers, this Undertaking, or

-------------------
(1) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Second Amendment and the Purchase Agreement.

alternatively, an agreement to be bound by the terms of this Undertaking.

     4. Specific Performance. Each Shareholder acknowledges that it will be impossible to measure in money the damage to the Purchasers if he fails to comply with any of the obligations imposed by this Undertaking, that every such obligation is material and that, in the event of any such failure, the Purchasers will not have an adequate remedy at law or in damages. Accordingly, each Shareholder consents to the issuance of an injunction or the enforcement of other equitable remedies against such Shareholder at the suit of the Purchaser or Purchasers without bond or other security, to compel performance of all the terms hereof, and waives the defense of relief in damages.

     5. Successors and Assigns. This Undertaking shall be binding upon and shall inure to the benefit of the Purchasers and their respective heirs, successors and assigns.

     6. Notice. All notices hereunder shall be in writing and shall be deemed given, on the date received, if delivered by hand, or mailed by certified or registered mail (return receipt requested) to the Purchasers at the addresses provided therefor in the Second Amendment and, to the Shareholders, at the address provided next to each such Shareholder's name below.

     7. Term. This Undertaking shall terminate upon the voting of the Common Stock by the Shareholders in accordance with Paragraph 2 hereof.

     8. Miscellaneous. (a) This Undertaking shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law thereof.

          (b) If any provision of this Undertaking or the application of any such provision to any person or circumstance shall be held invalid by a court of competent jurisdiction, the remainder of this Undertaking including the remainder of the provision held invalid, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected.

          (c) This Undertaking may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the individual parties hereto have personally executed this Undertaking as of the date first above written.



------------------------------------         ------------------------
Name:                                        Number of Shares Owned
Address:



------------------------------------         ------------------------
Name:                                        Number of Shares Owned
Address:



------------------------------------         ------------------------
Name:                                        Number of Shares Owned
Address:



------------------------------------         ------------------------
Name:                                        Number of Shares Owned
Address:



------------------------------------         ------------------------
Name:                                        Number of Shares Owned
Address:



------------------------------------         ------------------------
Name:                                        Number of Shares Owned
Address:


                                      -3-